UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2009

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Atomic Guppy, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-31757	98-0233452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14911 Quorum Drive, Suite 140, Dallas, Texas 75254

 (Address of principal executive offices) (Zip code)

(972) 361-1980

(Registrant's telephone number, including area code)

8050 North University Drive, Suite 202, Tamarac, FL 33160

(Former Address)

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Copies to:

Ronald L. Brown

Andrews Kurth LLP

1717 Main Street, Suite 3700

Dallas, Texas 75201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On January 13, 2009, Atomic Guppy, Inc. (the “Registrant”) and WQN, Inc., a Texas corporation (“WQN”) executed a Share Exchange Agreement (the “Share Exchange Agreement”), pursuant to which the Exchange shall be effected and the shareholders of WQN will be entitled to receive a total of 150,000,000 shares of Common Stock. As a result of the Exchange, the shareholders of WQN will own approximately 91% of the then outstanding Common Stock of the Registrant. All conditions for closing were satisfied or waived, and the transaction closed on July 28, 2009.

Unless otherwise indicated or the context otherwise requires, the terms “Company,” “we,” “us” and “our” herein refer to the Registrant and WQN, after giving effect to the Share Exchange Agreement (as defined below).

In conjunction with closing the Share Exchange Agreement, certain outstanding obligations of the Registrant including officers and director’s compensation, notes and amounts payable to officers and directors and third party loans outstanding were exchanged for 12,750,000 shares of the Registrant’s common stock

Also upon closing the Share Exchange Agreement, and pursuant to the delivery of an information statement to all the Registrant’s shareholders pursuant to SEC Rule 14f-1, Mr. Stuart Ehrlich was elected President and CEO, and a director of the Registrant, and J. Dean Burden resigned all positions with the Registrant.

As a result of the Share Exchange Agreement, WQN became a wholly-owned subsidiary of the Registrant, through which its operations will be conducted. On or about September 1, 2009, as soon as feasible, the Registrant will take a shareholder action and file an amendment to its Articles of Incorporation changing its name from Atomic Guppy, Inc. to QuamTel, Inc., concluding a one-for-ten reverse split of the common stock and authorizing additional shares of common and preferred stock.

Item 2.01

Completion of Acquisition or Disposition of Assets

See ITEM 1 through ITEM 15, beginning on page 3.

Item 5.01

Changes in Control of Registrant.

See Item 1.01, and ITEM 1 through ITEM 15 beginning on page 3.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01, and ITEM 1 through ITEM 15 beginning on page 3.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Prior to the Merger, the Registrant’s fiscal year end was October 31, and the fiscal year end of WQN was December 31. Following the interpretive guidelines of the Commission, the Registrant has elected to formally change its fiscal year end to match WQN's fiscal year end. At the effective time of the Merger, the Board of Directors of Registrant acted by unanimous written consent to change the Company’s fiscal year end from October 31 to December 31.

Item 5.06

Change in Shell Company Status.

See Item 1.01 and Item 2.01.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

See Exhibits, as listed in ITEM 15.

Pursuant to Rule 144(i)(2), the following information about the Registrant and WQN is presented in the format of a Form 10 registration statement.

ITEM 1.

BUSINESS

The Registrant’s Business and History

The Registrant, formerly known as XTX Energy, Inc. and Glen Manor Resources Inc., was incorporated on November 16, 1999 under the laws of the State of Nevada as a mining exploration company.

The Registrant initially acquired a carried working interest in an oil producing property in Texas and was exploring the acquisition of additional properties there and in other areas. After extensive research, a decision was made to no longer pursue mining interests. Upon that decision, as of October 31, 2006, all remaining assets and income producing properties of the Registrant were sold to a related party. Since then, the Registrant has not realized revenue. Following the sale of the remaining assets and income producing properties, the directors and majority shareholder determined it to be in the best interests of the Company to abandon its business of acquiring oil and gas properties and pursue an alternative business plan.

On March 6, 2007, the Registrant entered into an asset purchase agreement (the "Purchase Agreement") with Rothschild Trust Holdings, LLC., a Florida limited liability company, Leigh Rothschild, Adam Bauman and Neal Lenarsky (Rothschild Trust Holdings, LLC., Leigh Rothschild, Adam Bauman and Neal Lenarsky, collectively referred to as the "Sellers"). The Registrant intended to use the acquired assets to build and launch an interactive web site, whereby members could upload personal videos, audio recordings, multicasts or any other uploadable intellectual property and set their own sale price. Subsequent efforts to fund and develop the acquired assets were not successful, and effective December 21, 2007 the Purchase Agreement was unwound and rescinded. The then-current officers and directors resigned, and Mr. J. Dean Burden was named sole officer and director of the Registrant.

WQN Business and History

WQN was formed as a Texas corporation in June 2007. WQN’s principal office is located at 14911 Quorum Drive, Suite 140 Dallas, Texas 75254, and its telephone number is 972-361-1980.

WQN provides prepaid and postpaid enhanced telecommunications services with an emphasis on transporting calls that originate from the United States and Canada and terminate to specific regions of the world. Customers utilize WQN’s Voice Over Internet Protocol (“VoIP”) network to place quality international calls at discounted rates. The voice quality of WQN’s VoIP calls is virtually the same as an international telephone call carried over a traditional telephone line. A substantial portion of WQN’s revenue is derived from the sale of prepaid service to customers calling from the United States to India. WQN’s products and services are provisioned and sold online via its websites.

WQN’s primary product is a prepaid calling service marketed as EasyTalk. WQN focuses on quality and convenience features for consumers and believes that EasyTalk is a step beyond the traditional calling cards consumers typically use to place low cost international calls. WQN’s network is securely integrated with its websites and provides customers with instant activation and immediate access to the service, eliminating the need to use a PIN or switch long distance carriers. Through automatic number identification recognition, WQN systematically recognizes the telephone numbers customers register during the online sign up process. EasyTalk consumer features include 24 hour online and over the phone recharge, speed dial, PINless dialing and online access to account balance, call history and purchase history. Due to the high cost of placing international calls directly from a cell phone, a growing number of WQN’s customers register their cell phones with the service to place low cost international calls. WQN plans to continue to focus on the development of online and mobile applications to leverage a broader base of cell phone subscribers with a need to quickly and conveniently place low cost international calls from their cell phones. As of December 31, 2008 WQN had approximately 8,000 EasyTalk customers. Revenues generated from these product offerings amounted to approximately $3.5 million for the year ended December 31, 2008.

WQN’s consumer based broadband Internet telephony product, RocketVoIP, allows customers to place unlimited local, long distance and international calls using their high-speed Internet connection. Included in RocketVoIP’s monthly service fee are features such as caller ID, call waiting, call forwarding and enhanced voice mail. RocketVoIP customers have the option to use their cell phone to make local, long distance and international calls using the plan’s included minutes. As of June 30, 2009 WQN had approximately 867 Rocket VoIP customers, and revenues generated for this product offering amounted to approximately $135,484 and $308,000 for the six months ended June 30, 2009 and the year ended December 31, 2008, respectively.

WQN’s enhanced personal toll free service, My800Online, allows customers to obtain a toll free number and route it to any home, business or cell phone number in the world. Using My800Online’s account management interface, customers can change the number their personal toll free number is routed to and view their call detail records and billing history online. WQN is currently expanding My800online to include virtual office features such as auto attendant, faxing, personalized greetings and enhanced voice mail to cater to the needs of small business owners on a tight budget.

Our sales and marketing strategy includes the use of the following internet-based approaches:

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Direct internet advertising;

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Search engine optimization (SEO) and search engine marketing (SEM) activities, coupled with pay-per-click advertising;

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Direct e-mail marketing to current customers;

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Marketing through affiliates and resellers; and

WQN’s websites are accessible 24 hours a day, seven days a week. The websites can be accessed from any location where a connection to the Internet is available, eliminating the need to physically travel to another location to make a purchase and receive delivery. WQN’s websites include the following:

www.wqn.com

www.RocketVoIP.com

www.1800TalkTime.com

www.MyWQN.com

www.ValuecomOnline.com

www.My800online.com

www.SuperTel.com

Competition

We compete in the retail prepaid calling services market and the consumer broadband Internet telephony market. Many of our competitors are substantially larger and have greater financial, technical, engineering, customer support and marketing resources, longer operating histories, greater name recognition and larger customer bases than we do. Many of our competitors enjoy economies of scale that can result in lower cost structure for transmission and related costs that could cause significant pricing pressures. Our online presence is in direct competition with other online sellers of prepaid calling and broadband Internet telephony services. Many of our competitors also sell comparable products in physical form in retail stores. Although the market for these services is highly competitive, we believe we can compete effectively because of our experience in the online distribution of products and services, the speed in which we can bring enhanced services and features to market, and our continued focus on quality at a competitive price. Collectively, these advantages represent a competitive advantage that we expect will allow us to expand both in volume and profit margins.

Regulation

International Services

The Company’s international services are regulated by the Federal Communications Commission (“FCC”). The FCC’s regulations distinguish between dominant and non-dominant providers of international services. The Company is considered a non-dominant provider of international services. As such, it is subject to minimal regulation and oversight.

The Company is also subject to certain minimal annual reporting requirements for its international operations and must pay annual regulatory fees and contribute to various federal funds including the federal Telecommunications Relay Fund (“TRS”). In addition, the Company must contribute to the funding of the North American Numbering Plan (“NANPA”) and Local Number Portability (“LNPA”) Administrators. The Company is entitled to recover all of these contributions and fees from its customers, either through direct surcharges or as part of its rates. The Company has made, or is in the process of making, the necessary federal filings, has paid the required fees and believes it is in compliance with all applicable requirements.

While the Company must file reports with the FCC for the federal Universal Service Fund (“USF”), the Company’s international operations are generally not subject to a contribution obligation. This is because of the FCC’s Limited International Revenue Exemption (“LIRE”). Under the LIRE, contributors whose interstate revenues comprise less than twelve percent of their combined interstate and international revenues only contribute based on their interstate revenues. However, if the Company’s VoIP operations (see below) grow substantially, the Company may no longer be subject to the LIRE and may be required to contribute to the fund based on its international revenues. However, the Company is entitled to recover its USF contributions from its customers, either through direct surcharges or as part of its rates.

As a non-dominant carrier, the Company is not required to file a tariff for its services and its rates are not regulated by the FCC. The FCC also does not have rules governing the provision of international prepaid services. However, the Company is required to post its rates on its Internet website and maintain records for a specified period of time in order to respond to customer inquiries. The Company is in compliance with these requirements.

As an international provider, the Company is not subject to regulation by any of the state public utility commissions. However, in some states the Company’s prepaid operations may be subject to statutory provisions enforced by the Attorney General or other state agency enforcing consumer protection standards relating to the issuance of prepaid cards, the establishment of prepaid accounts, and disclosures associated with prepaid cards and accounts. The Company believes that its general operating procedures already comply with most of these requirements and that, should it become subject to such requirements, the impact on the Company’s business will be minimal.

Voice Over Internet Protocol (VoIP) Services

The Company’s VoIP services utilize cutting edge technology, the regulatory status of which has not been definitively determined. Specifically, the FCC has not yet determined if the service is an unregulated information service or a regulated telecommunications service. An FCC rulemaking proceeding to identify how various types of IP-enabled service, including VoIP, should be classified and regulated has been pending since 2004.

Starting in 2005, the FCC singled out one particular type of VoIP service, which it calls interconnected VoIP service, for various types of non-rate regulation. Interconnected VoIP service is defined as a service that (1) enables real-time, two-way voice communications; (2) requires a broadband connection from the user's location; (3) requires IP-compatible CPE; and (4) permits users generally to receive calls that originate on the PSTN and to terminate calls to the PSTN. This definition fits the type of service that the Company currently provides.

Generally speaking, the FCC views this service as a substitute for traditional telephone service. While not ruling definitively as to whether this service is a telecommunications service, the FCC has imposed various operational obligations on providers of interconnected VoIP service. This includes: providing enhanced 911 (E911) capabilities as a standard feature of all interconnected VoIP and making certain customer disclosures; complying with the requirements of the Communications Assistance for Law Enforcement Act (CALEA); and complying with the FCC’s telecommunications rely service, disability access, Customer Proprietary Network Information (CPNI), and local number portability rules that currently apply to telecommunications carriers. The FCC has not required the filing of tariffs for interconnected VoIP service and does not regulate the rates and charges for such services. The Company believes it is currently in compliance with these operational requirements.

The FCC has also imposed various financial and other reporting requirements on interconnected VoIP providers. This includes registration, annual local competition and broadband reporting, and the filing of annual CPNI statements. In addition, interconnected VoIP providers must report their revenues and contribute to the USF, TRS, NANPA, and LNPA funding mechanisms and pay regulatory fees. The Company is entitled to recover all of these fees from its customers, either through direct surcharges or as part of its rates. The Company believes it is currently in compliance with these reporting and financial requirements.

The FCC had not yet ruled definitively on whether access charges apply to traffic the originates and/or terminates to interconnected VoIP networks. The imposition of such charges may affect the underlying costs of the Company’s service but the Company does not anticipate that it will have an adverse impact on the Company’s business prospects. First, all competitors will be subject to the same requirements, ensuring a level playing field. In addition, if the Company is allowed to asses originating access charges on calls which originate from its customer base and terminate to other carriers, the Company will recognize a new revenue stream not currently available to it.

Since the regulatory status of VoIP service has not been definitively determined, it is possible that additional regulation will be applied to the Company in the future. However, even if the FCC determines that interconnected VoIP services are telecommunications services, the Company would be considered a non-dominant carrier and would not be subject to tariff or rate regulation. Significantly, the FCC has said the interconnected VoIP providers are most similar to wireless carriers, who are largely unregulated on both the federal and state levels.

Interconnected VoIP service has generally not been subject to state public utility commission regulation. In 2004, the FCC ruled that VoIP services meeting certain characteristics are interstate in nature and cannot be regulated by the states. A major reason for the FCC’s decision was the inability of VoIP providers to identify which calls were completed on an interstate basis and which calls were completed on an intrastate basis. The preemption will apply to entities who, like the Company, offer IP-enabled services with these basic characteristics: (1) the service requires a broadband connection; (2) the service requires IP-compatible CPE; and (3) the service offering includes a suite of integrated capabilities and features, able to be invoked sequentially or simultaneously, that allow customers to manage personal communications dynamically, including enabling them to originate and receive voice communications and access other features and capabilities, even video. The FCC’s decision was affirmed by the Eighth Circuit Court of Appeals. However, the Court left open the possibility that “If, in the future, advances in technology undermine the central rationale of the FCC's decision, its preemptive effect may be reexamined.”

Due to this decision, state commissions have not attempted to regulate the rates, terms, and conditions of VoIP service. Significantly, state legislatures have begun to address the proper regulatory treatment of VoIP service and have, in all cases where the issue was considered, amended the state communications statute to expressly prohibit the state from regulating the rates, terms, and conditions of VoIP service. In some cases, state commissions have been given authority to require the registration (but not certification) of VoIP providers and to collect state USF, TRS, and similar fees from VoIP providers. In addition, many states require VoIP providers to collect state 911 (emergency telephone service) charges and remit those to a state entity. The Company is in compliance with these registration and remittance requirements in the states in which it operates. The Company is entitled to recover all of the contributions and fees it must pay from its customers, either through direct surcharges or as part of its rates. While additional states may adopt similar requirements in the future, the Company does not believe that these requirements have, or will have, a materially adverse impact on its business.

From time to time, new legislation may be enacted that affects the telecommunications and VoIP industries and the Company’s business. Additionally, court decisions interpreting existing laws and rules and regulations applicable to the industry may also have a significant effect on the Company’s business. There can be no assurance that the FCC, PUCs, or any other regulatory authorities will not raise material issues with regard to the Company’s compliance with existing regulations or that changes to existing laws and regulations or the enactment of new ones, applicable to the activities of the Company, will not have a material adverse effect on the Company.

Patents and Trademarks

WQN has no patents, and relies on the technical experience of its key employees, coupled with its existing business relationships to support its operations. WQN is pursuing selected trademark applications.

Employees

As of June 30, 2009, WQN had 17 employees, consisting of 4 in management, 4 in technical support, and 9 in customer service and administration.

ITEM 1A.

RISK FACTORS

Risks Relating to Our Business:

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated February 4, 2009, Registrant’s independent registered public accounting firm stated that its financial statements for the year ended October 31, 2008 were prepared assuming that we would continue as a going concern. Since inception the Company has experienced recurring losses from operations, which losses have caused an accumulated deficit of $5,236,910 as of January 31, 2009. In addition, for the year ended October 31, 2008 and the three months ended January 31, 2009, the Registrant reported a net loss of $244,142 and $61,670, respectively. The Registrant also had a working capital deficit of $795,487 at January 31, 2009 and cash on hand of $508.

 WQN’s independent registered public accounting firm did not qualify their report dated May 29, 2009 on WQN’s financial statements for the periods ended December 31, 2008 and 2007. However, WQN has reported a cumulative net loss of $63,040 since inception, primarily in the first quarter of 2009.

Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, generating sales, or obtaining financing from various financial institutions where possible. There can be no assurances that such methods will prove successful. The Company's financial statements do not include any adjustments that might result from the outcome of this uncertainty

We have limited operating history upon which you can evaluate us.

The Registrant had no operations just prior to the Merger, and WQN has only been in operation since June 2007 and has not achieved substantial profitability. Therefore we have very limited operating history upon which you can evaluate our current business and prospects. You should consider our prospects in light of the risks, expenses and difficulties we may encounter as an early stage company a business in the new and rapidly evolving VoIP market.

Insufficient systems capacity or systems failures could harm our business.

Our business depends on the performance and reliability of the computer and communications systems supporting it. Notwithstanding our current capacity, heavy use of our computer systems during peak trading times or at times of unusual market volatility could cause our systems to operate slowly or even to fail for periods of time. If our systems cannot be expanded successfully to handle increased demand, or otherwise fail to perform, we could experience disruptions in service, slower response times, and delays in introducing new products and services.

Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, power loss, sabotage or terrorism, computer viruses, intentional acts of vandalism, and similar events. Any system failure that causes an interruption in service or decreases the responsiveness of our service could impair our reputation, damage our brand name and negatively impact our revenues. We also rely on a number of third parties for systems support. Any interruption in these third-party services or deterioration in the performance of these services could also be disruptive to our business and have a material adverse effect on our business, financial condition and operating results. We cannot predict the likelihood that services provided by third parties may be interrupted.

We do not have any independent directors and we have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. We have a sole officer and director who makes decisions on all significant corporate matters such as the approval of terms of various loans or financing transactions in which we may engage, the approval of related party transactions, the compensation of our executive officers, and the oversight of the accounting functions.

We have not adopted a Code of Business Conduct and Ethics nor have we yet adopted any other corporate governance measures and, since our securities are not listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our Board of Directors as we presently do not have any independent directors. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Our internal controls over financial reporting, and our disclosure controls and procedures, are not adequate, and our independent auditors may not be able to later certify as to their adequacy, which could have a significant and adverse effect on our business and reputation.

Section 404 of Sarbanes-Oxley and the rules and regulations of the Securities Exchange Commission (the “Commission”) associated with Sarbanes-Oxley, which we refer to as Section 404, require a reporting company to, among other things, annually review and disclose its internal controls over financial reporting, and evaluate and disclose changes in its internal controls over financial reporting quarterly. Under Section 404 a reporting company is required to document and evaluate such internal controls in order to allow its management to report on, and its independent auditors to attest to, these controls. We are required to comply with Section 404 not later than our fiscal year ending October 2009. As reported in Item 4. Controls and Procedures, we have concluded that our disclosure controls and procedures, and our financial reporting controls, are currently ineffective. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent auditors may not be able to certify as to the effectiveness of our internal control over financial reporting, and we may be subject to sanctions or investigation by regulatory authorities, such as the Commission. As a result, there could be an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur substantial costs in improving our internal control system and the hiring of additional personnel. Any such actions could adversely affect our results of operations, cash flows and financial condition.

Our inability to protect our intellectual property rights could adversely affect our business.

To protect our intellectual property rights, we rely on a combination of trademark laws, trade secret protection, confidentiality agreements and other contractual arrangements with our affiliates, customers, strategic investors and others. The protective steps we have taken may be inadequate to deter misappropriation of our proprietary information. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Failure to protect our intellectual property adequately could harm our brand and affect our ability to compete effectively. Further, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could adversely affect our business, financial condition and operating results.

Intellectual property and proprietary rights of others may prevent us from using the technology necessary to provide our services and may subject us to expensive intellectual property litigation.

If a court determines that the technology necessary for us to provide our services infringes a patent held by another person, and if that person is unwilling to grant us a license on acceptable terms, we may be ordered not to use the technology. We may also be ordered to pay significant monetary damages to the patent-holder. If we are ordered not to use the technology, we may be forced to cease offering services that depend on such use. In the event that a claim of infringement is brought against us based on the use or sale of our technology, or against any of our customers based on the use of our technology which we have agreed to indemnify our customers against, we may be subject to litigation to determine whether there is an infringement. Such litigation is expensive and distracting to our business and operations, regardless of the outcome of the suit.

If our fraud prevention methods are not effective, our business, reputation and financial results may be adversely affected.

We are susceptible to online cardholder-not-present fraud and call processing fraud. We control fraud through the use of internally developed proprietary technology and commercially available licensed technology. Traditional means of controlling online cardholder-not-present fraud insufficiently controls fraudsters who obtain personal credit card information and pose as legitimate cardholders. To address this risk, we have developed automated proprietary as well as off-the-shelf technology, coupled with in-house staff reviews, to constantly monitor and block suspicious transactions based on defined criteria. We are also at risk of fraudsters attempting to hack into our system using various PIN combinations in an attempt to find a valid account. To address this risk, our system has integrated fraud detection mechanisms that detects such patterns and blocks the numbers from making further attempts. In house fraud specialists also monitor traffic reports and usage patterns to identify and investigate suspicious calling patterns. While we place a high priority on fraud prevention, there is no guarantee that our measures will be successful in preventing significant fraudulent use of our network and resources, thereby materially adversely affecting our business, reputation and financial results.

We depend on key management personnel and the loss of their services could adversely affect our business.

We rely substantially on the efforts and abilities of our executive officer Stuart Ehlrich, and our non-executive staff and consultants. The loss of the services of any of our key personnel may have a material adverse effect on our business, operations, revenues or prospects.

Also, we believe that our future success will depend in large part on our ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking. As a result of this significant competition, we may experience a shortage of qualified personnel.

We must be able to increase the volume of traffic on our network to become profitable.

Certain aspects of our business depend on the increased volume of traffic on our network. In order to realize our targets for sales and revenue growth, cash flow, operating efficiencies and other network benefits, we must continue to increase the volume of Internet, data, voice and video transmissions on our communications network at acceptable prices. If we do not maintain or improve our current relationship with existing customers and develop new large-volume and enterprise customers, we may not be able to substantially increase traffic on our network. The failure to increase network traffic would adversely affect our ability to become profitable.

Our business depends on our ability to continue to develop effective business support systems, and the failure to do so would have a negative effect on our achievement of financial goals and objectives.

Developing effective business support systems is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. Business support systems are needed to:

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implement customer orders for services;

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provision, install and deliver these services; and

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bill monthly for these services.

Because our business provides for continued rapid growth in our number of customers and our volume of services we offer, we need to continue to develop our business support systems on an accelerated schedule. Our failure to continue to develop effective business support systems and meet proposed service rollout dates would materially adversely affect our ability to implement our plans for growth and meet our financial goals and objectives.

Termination of relationships with key suppliers could cause delay and increased costs which may adversely affect our business.

Our business is dependent on third-party suppliers for computers, software, transmission electronics and related components that are integrated into our network. If any of these relationships is terminated or a supplier fails to provide reliable services or equipment and we are unable to reach suitable alternative arrangements quickly, we may experience significant additional costs. If that happens, our business may be materially adversely affected.

We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide.

Our operations depend on our ability to avoid and mitigate interruptions in service. It is possible that we may experience a failure of the equipment or facility on our network could result in a significant interruption. Our network is subject to a number of events that could affect its ability to transfer information, including power outages, security breaches and computer viruses. Many of these events may be due to forces beyond our control, such as weather conditions, natural disasters and terrorist attacks. As a result, our network may experience information delays or require costly modifications that could interrupt service to our customers or significantly harm our business.

Interruptions in service undermine consumer confidence in our services and affect our ability to retain existing customers and attract new ones. Also, because many of our services are critical to our customers’ businesses, any interruption will result in loss to our customers. Although we disclaim liability for loss arising from interruptions in service beyond our control in our service agreements, a court may not enforce such limitations. As a result, we may be exposed to financial loss if a court orders us to pay monetary damages.

During our history we have generated substantial losses, which we expect will continue.

The development of our communications business has required, and may continue to require, significant expenditures. These expenditures may result in substantial negative cash flow from operating activities and substantial net losses in the near future. We may continue to experience losses and may not be able to achieve or sustain operating profitability in the future. Continued operating losses may limit our ability to obtain the cash needed to expand our network, make interest and principal payments on our debt and fund our other business needs.

Risks Related to Our Industry

If we are unable to fund the expansion and adaptation of our network to stay competitive in the communications industry, our business would be adversely affected.

The communications industry is subject to rapid and significant changes in technology. In addition, the introduction of new services and technologies, as well as further development of existing services and technologies, may reduce the cost or increase the supply of those we provide. As a result, our most significant competitors in the future may be new entrants to the communications industry. These new entrants may not be burdened by an installed base of outdated equipment and may be better able to respond to the demands of our industry, such as:

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growing number of customers;

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development and launching of new services;

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increased demands by customers to transmit larger amounts of data;

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changes in customers’ service requirements;

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technological advances by competitors; and

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governmental regulations.

In order to stay competitive in our industry we must expand and adapt our network according to these demands. This will require substantial additional financial, operational and managerial resources, which may not be available when needed. If we are unable to fund the expansion or adaptation of our network quickly and at a commercially reasonable cost, our business would be materially adversely affected.

Failure to complete development, testing and introduction of new services, including VoIP services, could negatively affect our ability to compete in the industry.

We continuously develop, test and introduce new communications services that are delivered over our communications network. These new services are intended to allow us to address new segments of the communications marketplace and to compete for additional customers. In certain instances, the introduction of new services requires the successful development of new technology. To the extent that upgrades of existing technology are required for the introduction of new services, the success of these upgrades may depend on successful dealings with our vendors and on our vendors fulfilling their obligations in a timely manner. If we are not able to successfully complete the development and introduction of new services in a timely manner, our business could be materially adversely affected.

In addition, new service offerings may not be widely accepted by our customers. If our new service offerings are not widely accepted by our customers, we may discontinue those services and impair any assets or information technology used to develop or offer them.

The prices we charge for our communications services may decrease over time resulting in lost revenue.

Over the past few years the prices telecommunications providers have been able to charge for certain services have decreased. This decrease results from downward market pressure and other factors, including:

•

increased transmission capacity by telecommunications companies on their existing and new networks;

•

customer agreements containing volume-based pricing or other contractually agreed upon price decreases during the term of the agreement; and

•

technological advances or otherwise.

If we are unable to increase traffic volume through additional services and derive additional revenue as prices decrease, our operating results would decline. Declining operating results may lead to lost revenue.

The success of our VoIP services depends on the public acceptance of VoIP telephony and there is no guarantee that our VoIP services will garner broad market appeal.

The success of our Voice over Internet Protocol (or VoIP) services depends on future demand for VoIP telephony services in general in the marketplace. In order for the IP telephony market to continue to grow, several industry developments must take place, including:

•

telephone and cable service providers continuing to invest in the deployment of high speed broadband networks to residential and commercial customers;

•

VoIP networks continuing to improve quality of service for real-time communications, managing effects such as packet jitter, packet loss and unreliable bandwidth, so that toll-quality service can be provided;

•

VoIP telephony equipment and services achieving a similar level of reliability that users of the public switched telephone network have come to expect from their telephone service, including emergency calling features and capabilities; and

•

VoIP telephony service providers offering cost and feature benefits to their customers that are sufficient to cause the customers to switch from traditional telephony service providers.

If any or all of these developments fail to occur, our VoIP services business may not continue or grow as expected.

In addition, our VoIP services are a relatively new offering and we have limited experience implementing the related programs. As a result, we may encounter many difficulties, including regulatory hurdles, technological issues, intellectual property matters, developmental constraints and other problems that we may not anticipate. We can provide no assurances that we will be successful in generating significant VoIP revenues.

We are subject to significant regulation which may adversely affect our business and profitability.

The telecommunications industry is subject to significant regulation at the national, state, local and international levels. These regulations affect our business and our existing and potential competitors. Obtaining required regulatory approvals, including those related to acquisitions or financing activities, performing under agreements with local carriers or the enactment of adverse regulation may have a material adverse effect on our business. In addition, future legislative and judicial actions could have a material adverse effect on our business.

Federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional Federal Communications Commission (or FCC) rulemaking. As a result, we cannot predict the legislation’s effect on our future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important items. These actions could have a material adverse effect on our business.

The FCC has, to date, treated Internet service providers as enhanced service providers. In addition, Congress has not, to date, sought to heavily regulate intellectual property (or IP) based services. Both Congress and the FCC are considering proposals that involve greater regulation of IP-based service providers. Depending on the content and scope of proposed legislation, the imposition of new regulations could have a material adverse effect on our business and the profitability of our services.

Increased scrutiny of financial disclosure, particularly in the telecommunications industry, may adversely affect our investor confidence and any restatement of earnings may increase litigation risk and limit our ability to access the capital markets.

Congress, the SEC, other regulatory authorities and the media pay very close attention to financial reporting practices. Particular attention has been focused on the telecommunications industry and companies’ interpretations of generally accepted accounting principles. If we were required to restate our financial statements as a result of a determination that we had incorrectly applied generally accepted accounting principles, that restatement could adversely affect our ability to access the capital markets or the trading price of our securities. The recent scrutiny regarding financial reporting has also resulted in an increase in litigation in the telecommunications industry. There can be no assurance that any such litigation against us would not materially adversely affect our business or the trading price of our securities.

Our ability to withstand competition in the communications industry may be impeded by participants with greater resources and a greater number of existing customers.

The communications industry is highly competitive. Many of our existing and potential competitors have resources that are significantly greater than ours with respect to finances, personnel, marketing and other business aspects. Many of these competitors have the added advantage of a larger existing customer base. In addition, significant new competition could arise as a result of:

•

the consolidation in the industry led by AT&T and Verizon in the United States;

•

allowing foreign carriers to compete in the U.S. market;

•

further technological advances; and

•

further deregulation and other regulatory initiatives.

If we are unable to compete successfully, our business could be significantly harmed.

Risks Related To Our Common Stock

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•

that a broker or dealer approve a person's account for transactions in penny stocks; and

•

the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•

obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•

sets forth the basis on which the broker or dealer made the suitability determination; and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our stockholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

Our common stock could be removed from quotation on the OTCBB if we fail to timely file our annual or quarterly reports. if our common stock was no longer eligible for quotation on the OTCBB, the liquidity of our stock may be further adversely impacted.

Under the rules of the Securities and Exchange Commission we are required to file our quarterly reports within 45 days from the end of the fiscal quarter and our annual report within 90 days from the end of our fiscal year. Under rules adopted by the Financial Industry Regulatory Authority (FINRA) in 2005 which is informally known as the "Three Strikes Rule", a FINRA member is prohibited from quoting securities of an OTCBB issuer such as our company if the issuer either fails to timely file these reports or is otherwise delinquent in the filing requirements three times in the prior two year period or if the issuer's common stock has been removed from quotation on the OTCBB twice in that two year period. We failed to file our 2007 annual report on a timely basis. If we were to fail to file two additional reports on a timely basis through October 31, 2009, our stock would be removed from quotation on the OTCBB and would in all likelihood then be quoted on the Pink Sheets Electronic Quotation Service. Pink Sheets offers a quotation service to companies that are unable to obtain a quote of their securities on the OTCBB or a listing on an exchange. The requirements for quotation on the Pink Sheets are considerably lower and less regulated than those of the OTCBB or an exchange. If our common stock were to be quoted on the Pink Sheets, it is possible that even fewer brokers or dealers would be interested in making a market in our common stock which would further adversely impact its liquidity.

Volatility of our stock price could adversely affect stockholders.

The market price of our common stock could fluctuate significantly as a result of:

•

quarterly variations in our operating results;

•

interest rate changes;

•

changes in the market’s expectations about our operating results;

•

our operating results failing to meet the expectation of investors in a particular period;

•

operating and stock price performance of other companies that investors deem comparable to us;

•

news reports relating to trends in our markets;

•

changes in laws and regulations affecting our business;

•

material announcements by us or our competitors;

•

sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•

general economic and political conditions such as recessions and acts of war or terrorism.

Fluctuations in the price of our common stock could contribute to the loss of all or part of an investor’s investment in the company.

We may never issue dividends.

We currently do not plan to declare dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our board of directors. Agreements governing future indebtedness will likely contain similar restrictions on our ability to pay cash dividends. See “Dividend Policy” for more information. Consequently, an investor’s only opportunity to achieve a return on investment will be if the market price of our common stock appreciates and the shares are sold for a profit.

Additional issuances of equity securities by us would dilute the ownership of our existing stockholders

We have issued a significant amount of equity securities in the past and will continue to do so pursuant to certain strategic transactions, to fund expansion of our operations or for other purposes. We may issue shares of our common stock in the future for consideration that is greater than or less than the prevailing market price. To the extent we issue additional equity securities, our shareholders’ ownership percentage may be reduced, perhaps substantially.

ITEM 2.

FINANCIAL INFORMATION

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•

Our ability to raise capital when needed and on acceptable terms and conditions;

•

The intensity of competition; and

•

General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure you of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on future results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected WQN’s financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion contains forward-looking statements. Please see “Forward-Looking Statements” and "Risk Factors" for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

The following discussion and analysis of WQN’s financial condition and results of operations are based on WQN’s financial statements, which WQN has prepared in accordance with U.S. generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Overview

WQN was formed as a Texas corporation, in June 2007. WQN provides prepaid and postpaid enhanced telecommunications services with an emphasis on transporting calls that originate from the United States and Canada and terminate to specific regions of the world. Customers utilize WQN’s Voice Over Internet Protocol (“VoIP”) network to place quality international calls at discounted rates. The voice quality of WQN’s VoIP calls is virtually the same as an international telephone call carried over a traditional telephone line. A substantial portion of WQN’s revenue is derived from the sale of prepaid service to customers calling from the United States to India. WQN’s products and services are provisioned and sold online via its websites.

Results of Operations for the Year ended December 31, 2008 Compared to the Period June 27, 2007 (Inception) to December 31, 2007

Revenues

Our revenues for the year ended December 31, 2008 and the period June 27, 2007 (inception) to December 31, 2007 were $3,755,916 and $2,042,082, respectively. The increase in our revenues from 2007 to 2008 reflect the inclusion of 2008 business for the full year 2008, versus a partial year (since inception) in 2007. Revenues are derived primarily from our prepaid international calling services and our consumer based internet telephony services.

Cost of Sales and Gross Profit

Cost of sales was $2,412,209 and $1,415,196 for the year ended December 31, 2008 and the period June 27, 2007 (inception) to December 31, 2007, respectively, with the 2008 period reflecting the inclusion of 2008 business for the full year. This resulted in gross profit of $1,343,707 (35.8%) and $626,885 (30.7%) for the respective 2008 and 2007 periods. We improved our gross margin in 2008 by negotiating more favorable pricing with our vendors.

Operating Expenses

Operating expenses were $1,289,300 (34.3%) and $664,446 (32.5%) for the year ended December 31, 2008 and the period June 27, 2007 (inception) to December 31, 2007, respectively, again reflecting our full year of operations in 2008. As the Company’s former president and Chief Executive Officer, Mr. Ivester’s compensation during the years ended December 31, 2008 and 2007 was $282,000 and $60,000, respectively.

Unaudited Results of Operations for the Three Months Ended March 31, 2009 Compared to the Three Months Ended March 31, 2008

Revenues

Our revenues for the three months ended March 31, 2009 and 2008 were $712,850 and $1,049,544, respectively. Revenues from 2008 to 2009 primarily because the retail rates to India, one of the Company’s primary markets, have been rapidly declining due to increased competition.

Cost of Sales and Gross Profit

Cost of sales was $407,595 and $732,492 for the three months ended March 31, 2009 and 2008, respectively. This resulted in gross profit of $305,255 (42.8%) and $317,052 (30.2%) for the respective 2009 and 2008 periods. We improved our gross margin in 2009 by continuing to negotiate more favorable pricing with our vendors.

Operating Expenses

Operating expenses were $368,558 and $312,340 for the three months ended March 31, 2009 and 2008, respectively, reflecting increased compensation, consulting and travel-related expenses. The former CEO’s compensation was $79,240 and $70,500 during these respective periods.

Liquidity and Capital Resources

Cash and cash equivalents were $13,137 at March 31, 2009. Our net cash used in operating activities for the year ended December 31, 2008, was $187,900, due primarily to payments to reduce accounts payable and advances from a related party. Our net cash provided by operating activities for the three months ended March 31, 2009, was $62,660, due primarily to increases in current liabilities. Our primary source of funding, as needed, has been through advances from our shareholder and a recent $20,000 sale of common stock for cash.

Since inception of business in 2007, we have sustained a cumulative net loss of $63,040. We experienced negative cash flows from operations in 2008, and have been dependent on financing by our sole shareholder coupled with limited debt issuances to fund our operations and capital expenditures.

Capital Expenditure Commitments

We did not have any substantial outstanding commitments to purchase capital equipment at March 31, 2009.

Plan of Operations

By adjusting our operations and development to the level of capitalization, we believe that we have sufficient capital resources to meet projected cash flow requirements. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

Our future cash requirements include those associated with maintaining our status as a reporting entity. We believe that on an annual basis those costs would not exceed an average of $10,000 per month.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and lack of historical operating profits, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

We will still need additional investments in order to grow our operations. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of the Company’s common stock and a downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if the Company issues additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of the Company’s common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Critical Accounting Policies

The application of our accounting policies, which are important to our financial position and results of operations, requires significant judgments and estimates on the part of management. These estimates bear the risk of change due to the inherent uncertainty attached to the estimate and are likely to differ to some extent from actual results. Our critical accounting policy requiring the use of estimates pertains to our intangible asset. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," the Company tests its intangible asset (goodwill) for impairment at least annually and the Company may be required to record impairment charges for this asset if in the future its carrying value exceeds its fair value.

Capital Expenditure Commitments

We did not have any substantial outstanding commitments to purchase capital equipment at December 31, 2008.

Payments Due by Period

The following table illustrates our outstanding debt, purchase obligations, and related payment projections as of December 31, 2008 (including the recent renewal our principal office lease described in Item 3 below):

	Total	2009	2010	2011	2012	2013

Advances from related party	$10,575	$10,575	$—	$—	$—	$—
Notes payable (principal)	59,362	25,518	18,110	6,398	7,030	2,306
Subtotals	69,937	36,093	18,110	6,398	7,030	2,306

Purchase obligations	—	—	—	—	—	—
Operating leases	311,744	64,352	61,848	61,848	61,848	61,848
Totals	$381,681	$100,445	$79,958	$68,246	$68,878	$64,154

ITEM 3.

PROPERTIES

Description of Property

The Company’s principal office is located at 14911 Quorum Drive, Suite 140 Dallas, Texas 75254. The Company leases approximately 3,124 square feet of space, which originally expired on August 31, 2009, and was recently renewed through February, 2015. The Company subleases approximately 144 square feet to an unrelated entity under an informal month-to-month lease. The monthly rental and sublease portion on the lease is as follows:

Lease Expires	Aggregate Monthly Installment of Base Rent	Sublessee Portion per Month
February 28, 2015	$5,154	$1,055

In March 2009, the Company signed a 12-month lease for satellite office facilities in Weston, Florida. Lease payments are $1,900 per month.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock after giving effect to the Transactions (1) by each person who is known by us to beneficially own more than 5% of Common Stock, (2) by each of the officers and directors; and (3) by all of the officers and directors as a group.

Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is WQN, Inc., 14911 Quorum Drive, Suite 140, Dallas, Texas 75254.

NAME OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)	PERCENTAGE OF COMMON STOCK (2)
eTel Tec, Inc.	Common Stock	142,500,000	86.5%
Gladys Perez (3)		142,500,000	86.5%
Atlantic Lynx Corp. (4)		10,000,000	6.1%
Stuart Ehrlich		0	0
Marcin Pycko		0	0

———————

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 14, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)

Percentage based upon 164,721,879 shares of common stock outstanding as of the Closing.

(3)

Gladys Perez owns 100% of eTel Tec, Inc.

(4)

Christina Rosario owns 100% of Atlantic Lynx Corp.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding the Company’s executive officers and directors following the Merger:

Names:	Ages	Titles:	Board of Directors (1)
Stuart Ehrlich	37	President and Chief Executive Officer	Director
Marcin Pycko	30	Chief Technology Officer
Gladys Perez	35	Vice President and Secretary	Director

———————

(1)

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are two seats on our Board of Directors.

Currently, our directors are not compensated for their services, although their expenses in attending meetings are reimbursed. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Stuart Ehrlich joined the Company at the closing of the Exchange as its President, Chief Executive Officer and as a director. Since August 2005, he has been the president of CandoCorp., a private consulting firm focused on the telecommunications, finance, technology and entertainment industries. From 2006 to 2007, he was a director of BioBalance, a publicly traded biotechnology company. For five years prior to August 2005, Mr. Ehlrich was executive vice president of Datawind, a Canadian corporation that produced a hardware and software product for the wireless telephone industry. He is a licensed attorney in Massachusetts.

Marcin Pycko became Chief Technical Officer upon the closing of the Exchange. From 2004 until the present, he has been CEO of PhonicEQ, Inc., a manufacturer of telecommunications hardware. Also from 2004 to 2007, he consulted with Voiceglo, a unit of The Globe.com, Inc., developing peer-to-peer telecommunications via the Internet. Prior to 2004, he worked at Digium, Inc and Nasza telecom, S.A., one of the first free-enterprise telecom operators in Warsaw, Poland.

Gladys Perez has served as a consultant for WQN since June 2007, formulating strategies to diversify its product portfolio and penetrate new ethnic markets. From March 1999 through May 2006, she served as a marketing consultant for the Sun-Sentinel, Inc., and from 1989 through 1999 she held marketing and management positions with Caribbean Overseas Trading, Inc. and Embassy Suites.

Board Committees

The Company does not maintain an audit committee, compensation committee, or nominating committee, and the Board performs these functions. Because the Company has only two directors who own over a majority of the voting securities of the Company and the Company has had no significant operations since 2007, the Board has determined that it is not necessary to have a standing nominating committee or procedures for submitting shareholder nominations. The Board has not established an audit committee for similar reasons and, because the Company pays no compensation, the Company does not have a compensation committee. Immediately following completion of the Transactions, it is anticipated that this structure will remain in place. Eventually, the Board will review the advisability of establishing audit, compensation and nominating committees composed primarily of independent directors to perform the functions normally performed by such groups.

Code of Ethics

The Company has not yet adopted a comprehensive written code of ethics. It is generally the Company’s policy that its operations are to be conducted in compliance with the law and with the highest ethical standards. This policy applies to all employees and others working on behalf of WQN wherever located.

ITEM 6.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid to WQN’s Chief Executive Officer and the other executive officers at the end of the last completed fiscal year. We refer to all of these officers collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Ivester,CEO and President until July 2009		$282,000	N/A	N/A	N/A	N/A	N/A	$1,809	$283,809

Outstanding Equity Awards at Fiscal Year-End Table.

None.

Employment Agreements with Executive Officers

The Company intends to enter into an employment agreement with Stuart Ehrlich at or following the closing. Terms of such an agreement have not yet been set.

Consulting Agreement

Effective August 1, 2009, WQN executed a Consulting Services Agreement with iTella, Inc.  (“Consultant”), whereby Consultant shall provide, at the reasonable request of the Company’s management, advanced business strategy, financing, product development and marketing advice including but not limited to day to day operations.  The initial term of this agreement is for ten years, and automatically renews for an additional five years.  During this agreement’s term and at the Company’s expense, Consultant will be provided an office and administrative support in Weston, Florida.  Consultant’s compensation shall consist of the following:

1.

Cash payments totaling $100,000 for the first six months, payable monthly;

2.

Annual cash payments of $250,000 thereafter, payable monthly;

3.

Nine percent of the Company’s consolidated gross revenue, payable in cash quarterly;

4.

Medical insurance benefits for Consultant’s key employee and his family;

5.

$1,000 per month car allowance plus related auto insurance for Consultant’s key employee;

6.

Four weeks paid vacation each year for Consultant’s key employee;

7.

Grants of stock options pursuant to the Company's  Parent 's Equity Incentive  Plan in such amounts as may from time to time be determined by the Board of Directors; and

8.

Bonuses in such amounts and at such times as may be determined by the Board of Directors;

Director Compensation

Our directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Directors do not receive compensation for their services.

Stock Option Plans

The Company intends to submit an Equity Incentive Plan for adoption by the stockholders following the Closing.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Director Independence

Our directors are not “independent” directors within the meaning of Marketplace Rule 4200 of the National Association of Securities Dealers, Inc.

ITEM 8.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock is quoted on the OTCBB under the symbol ATGU. The stock is very thinly traded and the market could be considered illiquid. On June 29, 2009, the last sale price of our common stock as reported on the OTCBB was $0.27. As of June 30, 2009, there were approximately 110 record owners of our common stock.

Dividend Policy

The Company has never paid any cash dividends on its capital stock and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. The Company intends to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

The Company issued 97,000 common shares to Akerman Senterfit LLP for a debt settlement dated February 23, 2008.

In conjunction with closing the Share Exchange Agreement, the following common shares were issued as discussed in Item 1.01:

eTel Tec, Inc.

142,500,000

shares

Atlantic Lynx Corp.

 10,000,000

shares

Steven Ivester

   7,500,000

shares

Larry Moskowitz

    500,000

shares

David Magaziner

   1,500,000

shares

Jay M. Haft

    250,000

shares

Ada P. Damengella

    500,000

shares

All of these issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 on the basis of the sophistication and small number of purchasers, and the restrictions placed on the certificates representing the shares and the representation received from the purchasers.

DESCRIPTION OF SECURITIES

Common Stock

We are currently authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable. There are currently 164,721,879 shares of Common Stock issued and outstanding.

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Convertible Securities

None.

Transfer Agent

The transfer agent for our Common Stock is Nevada Agency and Transfer Company. The transfer agent’s address is 50 West Liberty Street, Suite 880, Reno NV 89501, and its telephone number is 775-322-0626.

Anti-Takeover Measures

Control Share Statute

Sections 78.378 - 78.3793 of the Nevada statutes constitute Nevada’s control share statute, which set forth restrictions on the acquisition of a controlling interest in a Nevada corporation which does business in Nevada (directly or through an affiliated corporation) and which has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada. A controlling interest is defined as ownership of common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least 20% but less than 33.3% of the common stock, or at least 33.3% but less than a majority of the common stock, or a majority or more of the common stock. Generally, any person acquiring a controlling interest must request a special meeting of stockholders to vote on whether the shares constituting the controlling interest will be afforded full voting rights, or something less. The affirmative vote of the holders of a majority of the common stock, exclusive of the control shares, is binding. If full voting rights are not granted, the control shares may be redeemed by the Company under certain circumstances. The Company does not believe the foregoing provisions of the Nevada statutes are presently applicable to it because it does not presently have more than 100 stockholders of record in Nevada.

Business Combination Statute

Sections 78.411 - 78.444 of the NRS set forth restrictions and prohibitions relating to certain business combinations and prohibitions relating to certain business combinations with interested stockholders. These Sections generally prohibit any business combination involving a corporation and a person that beneficially owns 10% or more of the common stock of that company (an “Interested Stockholder”) (A) within five years after the date (the “Acquisition Date”) the Interested Stockholder became an Interested Stockholder, unless, prior to the Acquisition

Date, the corporation’s board of directors had approved the combination or the purchase of shares resulting in the Interested Stockholder becoming an Interested Stockholder; or (B) unless five years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the Interested Stockholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the Interested Stockholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within five years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends. For purposes of these provisions, a “business combination” is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an Interested Stockholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an Interested Stockholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an Interested Stockholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of any plan to liquidate or dissolve a corporation proposed by or under an agreement with the Interested Stockholder or an affiliate or associate; (E) any receipt by the Interested Stockholder or an affiliate, except proportionately as a stockholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the Interested Stockholder or an affiliate. Sections 78.411-78.444 of the Nevada statutes are presently applicable to the Company.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Eleven of the Company’s Articles of Incorporation limits the liability of the Company’s directors. It provides that no director of the Company shall be personally liable to the Company or its stockholders for damages for breach of fiduciary duty as a director, except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or for any transaction from which he derived an improper personal benefit.

In addition, Section 7.8 of the Company’s Bylaws provides that the Company shall, to the maximum extent permitted by law, indemnify each officer and director against expenses, judgments, fines, settlements and other amount actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person in connection with any proceeding arising by reason of the fact that such person has served as an officer, agent or director of the Company, and may so indemnify any person in connection with any proceeding arising by reason of the fact that such person has served as an officer or director of the Company.

Section 78.138(7) of the Nevada Revised Statutes (the “NRS”) provides, with limited exceptions, that adirector or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)

His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)

His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS permits the Company to indemnify its directors and officers as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action suit or proceeding if he:

(a)

Is not liable pursuant to NRS 78.138; or

(b)

Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)

Is not liable pursuant to NRS 78.138; or

(b)

Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

In addition, Section 78.751 of the NRS permits the Company to indemnify its directors and officers as follows:

1.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)

By the stockholders;

(b)

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.

The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See audited financial statements of WQN, exhibit 99.1 beginning on page F-1.

See unaudited financial statements of WQN, exhibit 99.2 beginning on page F-1.

Consolidated unaudited pro forma financial statements, exhibit 99.3  beginning on page F-1.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

The following documents are filed as a part of this report or are incorporated by reference to previous filings, if so indicated:

ITEM 15.

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
2.1	SHARE EXCHANGE AGREEMENT DATED EFFECTIVE THE 13th DAY OF JANUARY, 2008 BETWEEN ATOMIC GUPPY INC. and WQN, INC. (WQN) and each WQN Shareholder (4)

2.2	Supplement dated July 28, 2009, to that certain Share Exchange Agreement dated January 13, 2009(4)

3.1	Articles of Incorporation (1)

3.2	Bylaws (1)

3.3	CERTIFICATE OF AMENDMENT RE; REVERSE SPLIT (3)

10.1	Unwind and Share Exchange Agreement dated December 10, 2007(2)

10.2	Rescission agreement with YABBLY Holdings, LLC, YABBLY, LLC and Land Shark Holdings, LLC (2)

10.3	Consulting Agreement with iTella, Inc. (4)

99.1	Audited balance sheet of WQN, Inc. as of December 31, 2007 and 2006 and the related statements of operations, changes in stockholder’s deficit and cash flows for the periods then ended. (4)

99.2	Unaudited balance sheet of WQN, Inc. as of March 31, 2009 and the related statements of operations and cash flows for the three months than ended. (4)

99.3	Pro forma unaudited consolidated financial statements as of December 31, 2008 and March 31, 2009. (5)

———————

(1)

Incorporated by reference to the registration statement on Form 10-SB as filed on October 12, 2000.

(2)

Incorporated by reference to the Current Report on Form 8-K as filed on January 11, 2008.

(3)

Incorporated by reference to the Current Report on Form 8-K as filed on June 27, 2008.

(4)

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOMIC GUPPY, INC.

Dated: August 3, 2009	By:	/s/ Stuart Ehrlich
Stuart Ehrlich
Chief Executive Officer